Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 5, 2001, with respect to the consolidated financial statements of ActivCard S.A. included in the Prospectus of ActivCard Corp., dated December 31, 2002, filed January 6, 2003 pursuant to Rule 424(b)(3) under the Securities Act of 1933.

Ernst & Young Audit

/s/    John Mackey

Represented by John Mackey

Paris, France

February 12, 2003